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                            ________________________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            ________________________

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
                            ________________________

Date of Report (Date of earliest event reported) February 23, 2004
                                                 -----------------

                        Golden Sand Eco-Protection, Inc.
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             (Exact name of registrant as specified in its charter)

                                     Florida
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                 (State or other jurisdiction of incorporation)

        333-95549                                          65-0974212
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

500 Park Avenue, Suite 203, Lake Villa, Illinois            60046
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(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code: (847) 265-7600
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ITEM 1.       CHANGE IN CONTROL OF REGISTRANT.
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              As of February 23, 2004, Charles Scheuerman, a majority
shareholder, officer and director of Golden Sand Eco-Protection, Inc., a Florida corporation (the "Registrant") sold 7,550,000 shares of common stock of the Registrant to Yellow Jacket Investments Limited ("Purchaser"), a British Virgin Islands corporation pursuant to the Share Purchase Agreement, dated as of February 18, 2004, by and among Charles Scheuerman, the Registrant and the Purchaser (the "Closing"). There are 8,270,000 shares of the Registrant's common stock issued and outstanding as of the date hereof. As a result of the stock sale, the Purchaser became the majority shareholder of the Registrant holding approximately 91% of the Registrant's common stock.

         Upon the Closing Richard N. Jobling has been appointed as a director and Chief Executive Officer and Chief Financial Officer of the Registrant. Charles Scheuerman, has agreed to resign as Chairman and President of the Registrant immediately following the filing of the Registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 2003. The new officer and director of the Registrant is:

         Mr. Richard N. Jobling,42, is the Registrant's director, Chief Executive Officer and Chief Financial Officer. He is a founding director of Unicorn Coaching Limited, a provider of business coaching solutions to senior executives. Until 2000, he worked for Euraplan Limited, a supplier of systems and financial data to United Kingdom pension funds, initially in sales and marketing and latterly as Chief Executive Officer. Prior to that, he worked as Marketing Manager for Datastream International, a provider of data and computer services to financial institutions. Mr Jobling holds a Bachelor's degree from the University of Manchester and a Master's degree from the London Business School.

         The name of each person known to the Registrant to own more than 5% of the securities of the Registrant, persons issued shares pursuant to the Agreement, the current directors and executive officers of the Registrant and the percentage of the total issued and outstanding Common Stock (the only voting securities) of the Registrant owned by such persons as of the March 5, 2004, is as follows:

                                               AMOUNT OF
NAME AND                                       BENEFICIAL          PERCENT OF
ADDRESS                                       OWNERSHIP (1)        CLASS (1)
-------                                       -------------        ---------

Yellow Jacket Investments Limited              7,550,000             91.3%
P.O. Box 119
Palm Chambers
Road Town
Tortola, British Virgin Islands

Richard N. Jobling (1)                                 0                 *
Director, CEO and CFO

Charles Scheuerman
2531 S.E. 14th Street,
Pompano Beach, Florida 33062
Chairman and President                           250,000              3.00%

All Directors and Officers
as a Group (2 persons)                         7,800,000             94.3%
_______________________________

*       Less than 1%

As used in this table, "beneficial ownership"is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to the Company's knowledge the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

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(1) Based on 8,270,000 shares issued and outstanding as of March 4, 2004.
    C/o Registrant's address: 500 Park Avenue, Suite 203, Lake Villa, Illinois 60046

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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             (a)(b)     None

             (c)        Exhibits

                        2.  Share Purchase Agreement.
                        2.1 Share Purchase Agreement

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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 5, 2004                 GOLDEN SAND ECO-PROTECTION, INC.

                                     By: /S/ RICHARD N. JOBLING
                                         -------------------------------------
                                         RICHARD N. JOBLING
                                         Chief Executive Officer and
                                         Chief Financial Officer

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